    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1996



          POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-02571


          POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO.  33-50543


           PRE-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-14209

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               ------------------

                         PRE-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                               ------------------
                               DUKE POWER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      NORTH CAROLINA                                               56-0205520
                 (STATE OF INCORPORATION)                             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            422 SOUTH CHURCH STREET
                      CHARLOTTE, NORTH CAROLINA 28242-0001
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  704-594-0887
                        (REGISTRANT'S TELEPHONE NUMBER)
                               ------------------

                    RICHARD J. OSBORNE                                             JOHN SPUCHES
     SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER                           DEWEY BALLANTINE
                  422 SOUTH CHURCH STREET                                  1301 AVENUE OF THE AMERICAS
           CHARLOTTE, NORTH CAROLINA 28242-0001                           NEW YORK, NEW YORK 10019-6092
                TELEPHONE NO. 704-382-5159                                  TELEPHONE NO. 212-259-7700

         (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /  _____


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               ------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM                 AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          AGGREGATE OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
First and Refunding Mortgage Bonds; Debt Securities...........       $1,000,000,000(1)(2)             $100(3)(4)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,000,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.

(2) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of First and Refunding Mortgage Bonds and an indeterminate principal amount of unsecured debt securities ("Debt Securities"), such Debt Securities to consist of an indeterminate principal amount of Senior Notes and an indeterminate principal amount of Subordinated Debentures, as may be sold at indeterminate prices, from time to time, by the Registrant.

(3) The minimum registration fee prescribed by Section 6(b) of the Securities Act of 1933 is being paid because, as explained below, the registration fee applicable for a maximum aggregate offering price of $1,000,000,000 of First and Refunding Mortgage Bonds has heretofore been paid.


(4) Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is part of this Registration Statement constitutes a combined Prospectus which also relates to Post-Effective Amendment No. 3 to Registration Statement No. 333-02571, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $700,000,000 (for which a registration fee of $241,381 was paid) remain unsold and to Post-Effective Amendment No. 4 to Registration Statement No. 33-50543, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $300,000,000 (for which a registration fee of $93,750 was paid) remain unsold. Each such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.



    Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is part of this Registration Statement constitutes a combined Prospectus which also relates to Post-Effective Amendment No. 3 to Registration Statement No. 333-02571, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $700,000,000 (for which a registration fee of $241,381 was paid) remain unsold and to Post-Effective Amendment No. 4 to Registration Statement No. 33-50543, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $300,000,000 (for which a registration fee of $93,750 was paid) remain unsold. Each such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS.

     Exhibits filed herewith:

       EXHIBIT
       NUMBER
---------------------


          25-B     -- Statement of Eligibility of the Trustee on Form T-1 of The Chase
                        Manhattan Bank relating to the Senior Notes.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHARLOTTE AND STATE OF NORTH CAROLINA, ON THE 18TH DAY OF OCTOBER, 1996.


                                          DUKE POWER COMPANY
                                            Registrant

                                               By:        W. H. GRIGG
                                                   Chairman of the Board and
                                                    Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


            SIGNATURE                                TITLE                            DATE
---------------------------------   ---------------------------------------     -----------------
     W. H. GRIGG                    Chairman of the Board and                   October 18, 1996
                                      Chief Executive Officer
                                      (Principal Executive Officer)
     RICHARD J. OSBORNE             Senior Vice President and                   October 18, 1996
                                      Chief Financial Officer
                                      (Principal Financial Officer)
     JEFFREY L. BOYER               Controller (Principal                       October 18, 1996
                                      Accounting Officer)
     G. ALEX BERNHARDT
     CRANDALL C. BOWLES
     ROBERT J. BROWN
     W. A. COLEY
     STEVE C. GRIFFITH, JR.
     W. H. GRIGG
     GEORGE DEAN JOHNSON, JR.       A majority of the Directors                 October 18, 1996
     W. W. JOHNSON
     MAX LENNON
     JAMES G. MARTIN
     BUCK MICKEL
     R. B. PRIORY
     RUSSELL M. ROBINSON, II


     ELLEN T. RUFF, by signing her name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                       ELLEN T. RUFF
                                                      ELLEN T. RUFF
                                                     Attorney-in-fact

                               INDEX TO EXHIBITS

     Exhibits filed herewith:


       EXHIBIT
       NUMBER                                                                             PAGE
---------------------                                                                     ----
          25-B     -- Statement of Eligibility of the Trustee on Form T-1 of The Chase
                        Manhattan Bank relating to the Senior Notes.